Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in Roth CH V Holdings, Inc.’s Registration Statement on Form S-4 (the “Registration Statement”) of our report dated April 24, 2024, of our audits of the consolidated financial statements of New Era Helium Corp. and Subsidiaries as of December 31, 2023 and 2022. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

Midland, Texas

August 9, 2024